Continental Assurance Company

                                Separate Account (B)

                             Annual Meeting of Participants


On Friday, April 18, 2008, the Annual Meeting of Participants was held in Room 208 North at 333 South Wabash Avenue, Chicago, Illinois 60604.

The following 3 matters were voted upon at the Annual Meeting:

1.	Election of Committee Members:
______________________________________


The Participants elected Committee Members to serve until the next Annual Meeting of the Participants and until their successors shall have been elected and qualified. Management nominated the following individuals for election as Committee Members to serve until the next Annual Meeting of Participants and until their successors are elected and have qualified:

			Richard T. Fox;
			Dennis R. Hemme;
			Marilou R. McGirr;
			Petrine J. Nielsen; and
			Peter J. Wrenn.

There were no other nominees. Each of the above nominees received not fewer than 803,226 votes. The minimum percentage for such nominees was 95.97% of the total units present. As such, the above persons were elected to serve as Committee Members of the Separate Account until the next Annual Meeting of the Participants and until their successors shall have been elected and qualified. The above Committee Members are the same Committee Members who were currently in office. There are no other Committee Members.



2.	Approval of the Continuation of the Second Restated and Amended
_______________________________________________________________________
Investment Advisory Agreement with Continental Assurance Company:
_________________________________________________________________

The Participants voted on whether or not to approve the continuation of the Second Restated and Amended Investment Advisory Agreement with Continental Assurance Company. 795,238 units were voted by proxy for the approval of the continuation of the Second Restated and Amended Investment Advisory Agreement with Continental Assurance Company, 1,028 units were voted against the approval of the continuation of the Second Restated and Amended
Investment Advisory Agreement with Continental Assurance Company, and 40,676 units abstained. The votes in favor of the continuation of the Second Restated and Amended Investment Advisory Agreement with Continental Assurance Company represent 95.02% of the total units present. Given the voting results, the continuation of the Second Restated and Amended Investment Advisory Agreement with Continental Assurance Company was approved. As such, the Second Restated and Amended Investment Advisory Agreement with Continental Assurance Company will continue from year to year, unless sooner terminated, subject to annual approval by the Committee for the Separate Account of Continental Assurance Company, including a majority of the Committee Members who are not 'interested persons' as defined in the Investment Company Act of 1940.





3.	Ratification of the Committee Members' selection of Deloitte &
______________________________________________________________________
Touche LLP to serve as the independent registered public accounting firm
________________________________________________________________________
for the Separate Account for the fiscal year ending December 31, 2008:
______________________________________________________________________

The Participants voted on whether or not to ratify the Committee Members' selection of Deloitte & Touche LLP to serve as the independent registered public accounting firm for the Separate Account for the fiscal year ending December 31, 2008. 797,068 units were voted by proxy for the ratification of the Committee Members'selection of Deloitte & Touche LLP to serve as the independent registered public accounting firm for the Separate Account for the fiscal year ending December 31, 2008 , 0 units were voted against said selection and 39,874 units abstained. The votes in favor of the Committee Members' selection of Deloitte & Touche LLP to serve as the independent registered public accounting firm for the Separate Account for the fiscal year ending December 31, 2008 represent 95.24% of the total units present. As such, the Committee Members' selection of Deloitte & Touche LLP to serve as independent public accountants for the Separate Account for the fiscal year ending December 31, 2008 was ratified.

There being no further business, the meeting was adjourned.